$125,000,000

Nektar Therapeutics

12.000% Senior Secured Notes due 2017

PURCHASE AGREEMENT

July 3, 2012

Cowen and Company, LLC
CRT Capital Group LLC
c/o Cowen and Company, LLC
599 Lexington Avenue
New York, New York 10022

Ladies and Gentlemen:

Nektar Therapeutics, a Delaware corporation (the “Company” or the “Issuer”), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

1.          Issuance of Notes. Subject to the terms and conditions herein contained, the Issuer proposes to issue and sell to Cowen and Company, LLC (“Cowen”) and CRT Capital Group LLC (“CRT” and, together with Cowen, the “Initial Purchasers”) $125,000,000 in aggregate principal amount of 12.000% Senior Secured Notes due 2017 (each a “Note” and, collectively, the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of July 11, 2012, by and among the Issuer, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of the Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Issuer has prepared a preliminary offering memorandum, dated July 2, 2012 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule II, which includes pricing terms and other information with respect to the Notes (the “Pricing Supplement”), and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Notes (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document (as hereinafter defined) or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein), (iii) any electronic Time of Sale Document or Final Offering Memorandum and (iv) any offering memorandum “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Notes in non-U.S. jurisdictions. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

2.          Terms of Offering. The Initial Purchasers have advised the Issuer, and the Issuer understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Final Offering Memorandum to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe (i) are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act), or (ii) are not “U.S. persons” (as defined in Regulation S under the Securities Act) and in compliance with the laws applicable to such persons in jurisdictions outside of the United States.

Pursuant to the Indenture, all Domestic Restricted Subsidiaries of the Company shall fully and unconditionally guarantee, jointly and severally, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Issuer’s obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee” and, together with the Notes, the “Securities”).

Pursuant to the terms of the Collateral Documents, all of the obligations under the Securities and the Indenture will be secured by a first priority lien and security interest in substantially all of the assets (other than the Excluded Assets and subject to the Excluded Perfection Assets) of the Issuer and the Guarantors (except for any prior ranking liens by holders of certain Permitted Liens). The Company will enter into an Escrow and Deposit Account Control Agreement (the “Escrow Agreement”), to be dated as of the Closing Date, with the Collateral Agent and Wells Fargo Bank, National Association, as escrow agent, pursuant to which the Company will deposit $25.0 million of the proceeds of the Notes into a segregated escrow account.

This Agreement, the Indenture, the Escrow Agreement, the Collateral Documents, the Notes, the Guarantees and the Engagement Letter, dated May 15, 2012 (the “Engagement Letter”) between the Company and the Initial Purchasers are collectively referred to herein as the “Documents,” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.” Nothing in this Agreement should be read to limit or otherwise modify the terms and provisions of the Engagement Letter, provided that, in the event any terms of the Engagement Letter are inconsistent with or contradict any terms of this Agreement, this Agreement shall govern.

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Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Issuer in the respective amounts set forth on Schedule I hereto, (i) $82,452,000 aggregate principal amount of the Securities at a purchase price of 95.7551 % of the aggregate principal amount thereof less $395,637.31, which represents accrued and unpaid interest on $42,548,000 aggregate principal amount of the Company’s 3.25% Convertible Subordinated Notes due 2012 (the “Subordinated Notes”) and (ii) $42,548,000 aggregate principal amount of the Securities in exchange for $42,548,000 aggregate principal amount of Subordinated Notes. Delivery to the Initial Purchasers of, and payment for, the Securities shall be made at a closing (the “Closing”) to be held at 10:00 a.m., New York City time, on July 11, 2012 (the “Closing Date”) at the New York offices of White & Case LLP (or such other place as shall be reasonably acceptable to the Initial Purchasers); provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Section 7 hereof and this Agreement has not otherwise been terminated by the Initial Purchasers in accordance with its terms, “Closing Date” shall mean 10:00 a.m. New York City time on the first business day following the satisfaction (or waiver) of all such conditions.

The Issuer shall deliver to the Initial Purchasers one or more certificates representing the Securities in definitive form, registered in such names and denominations as the Initial Purchasers may request, against (x) in the case of the Securities to be purchased under clauses (i) of the immediately preceding paragraph, payment by the Initial Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Issuer shall designate to the Initial Purchasers at least one business day prior to the Closing Date and (y) in the case of the Securities to be purchased under clause (ii) of the immediately preceding paragraph, delivery by the Initial Purchasers of the Subordinated Notes to the account of the Issuer’s participant at DTC (as defined below) as the Issuer shall designate to the Initial Purchasers at least one business day prior to the Closing Date. The certificates representing the Securities in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of White & Case LLP (or such other place as shall be reasonably acceptable to the Initial Purchasers) not later than 10:00 a.m. New York City time one business day immediately preceding the Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Issuer, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

3.          Representations and Warranties of the Issuer and the Guarantors. Each of the Issuer and the Guarantors jointly and severally represents and warrants to, and agrees with, the Initial Purchasers that, as of the date hereof and as of the Closing Date:

(a)	Offering Materials Furnished to Initial Purchasers. The Issuer has delivered to the Initial Purchasers the Time of Sale Document, the Final Offering Memorandum and each Issuer Additional Written Communication (as hereinafter defined) in such quantities and at such places as the Initial Purchasers have reasonably requested.

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(b)	Limitation on Offering Materials. The Issuer has not prepared, made, used, authorized, approved or distributed any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 5(c) hereof (each such communication by the Issuer or its respective agents or representatives described in this clause (iii), an “Issuer Additional Written Communication”).

(c)	No Material Misstatement or Omission. (i) The Time of Sale Document, as of the Applicable Time, did not and, as of the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Final Offering Memorandum, as of the date thereof, did not and, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) each Issuer Additional Written Communication, as of the Applicable Time, when taken together with the Time of Sale Document, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers and furnished to the Issuer in writing by the Initial Purchasers expressly for use in the Time of Sale Document or the Final Offering Memorandum as set forth in Section 13. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document or the Final Offering Memorandum in any jurisdiction.

“Applicable Time” means 9:15 a.m., New York City time, on the date hereof or such other time as may be agreed upon in writing by the Issuer and the Initial Purchasers.

(d)	Preparation of the Financial Statements. The audited consolidated financial statements and related notes and supporting schedules of the Company and the Subsidiaries contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum (the “Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved (“GAAP”). The financial data incorporated by reference in the Time of Sale Document and the Final Offering Memorandum has been prepared on a basis consistent with that of the Financial Statements and presents fairly in all material respects the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. All other financial, statistical and market and industry data contained in the Time of Sale Document and the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the Financial Statements or other financial data, included in or filed with the SEC and incorporated by reference as a part of, the Time of Sale Document and the Final Offering Memorandum.

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(e)	Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the Financial Statements contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum, are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and, to the Company’s knowledge, who has not requested such registration to be withdrawn.

(f)	No Material Adverse Change. Since the end of the period covered by the latest audited financial statements incorporated by reference in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, other than the transactions contemplated pursuant to this Agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of its Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

(g)	Rating Agencies. No “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the Securities Act has assigned any rating to the Company or any of its Subsidiaries or to any securities of the Company or any of its Subsidiaries.

(h)	Subsidiaries. Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule III attached hereto (the “Subsidiaries”). Each Subsidiary that is a Foreign Restricted Subsidiary has an asterisk (“*”) next to its name on such schedule.

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(i)	Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate, partnership or limited liability company power, as applicable, and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Document and in the Final Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement, except where the failure to be in good standing would not, individually or in the aggregate would not reasonably be expected to result in a Material Adverse Change. Each of the Company and each Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change.

(j)	Capitalization. All of the issued and outstanding shares of the Company and each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of the Company or any Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any such Subsidiary. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those accurately described in the Time of Sale Document and Final Offering Memorandum.

(k)	Legal Power and Authority. The Issuer and each Guarantor has all necessary corporate, partnership or limited liability company power, as applicable, and authority to execute, deliver and perform its respective obligations under the Documents to which it is a party and to consummate the Transactions.

(l)	This Agreement, Indenture, the Escrow Agreement and the Collateral Documents. This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors. Each of the Indenture and the Collateral Documents has been duly authorized by the Issuer and the Guarantors. Each of the Indenture, the Escrow Agreement and the Collateral Documents, when executed and delivered by the Issuer and the Guarantors, assuming due authorization, execution and delivery by the Trustee and Collateral Agent, will constitute a legal, valid and binding obligation the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Indenture, the Escrow Agreement and the Collateral Documents will conform in all material respects to the descriptions thereof under the caption “Description of the Notes” in the Time of Sale Document and the Final Offering Memorandum.

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(m)	Notes. The Notes have each been duly authorized by the Issuer and, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and, assuming due authentication of the Notes by the Trustee, will constitute legal, valid and binding obligations of the Issuer, entitled to the benefit of the Indenture and the Collateral Documents, and enforceable against the Issuer in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed, authenticated, issued and delivered, the Notes will conform in all material respects to the descriptions thereof under the caption “Description of the Notes” in the Time of Sale Document and the Final Offering Memorandum and will be in the form contemplated by the Indenture.

(n)	Collateral.

(i)	Upon:

(1)	in the case of such portion of the Collateral constituting investment property represented or evidenced by certificates or other instruments, delivery to the Collateral Agent of such certificates or instruments in accordance with the Collateral Documents, and in the case of all other investment property, the filing of financing statements or other applicable filings in the appropriate filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto;

(2)	in the case of such portion of the Collateral constituting securities accounts, delivery to the Collateral Agent of securities account control agreements and such other agreements or instruments, in each case reasonably satisfactory in form and substance to the Collateral Agent and duly executed by the applicable securities intermediary, as may be necessary or, in the opinion of the Collateral Agent, desirable to establish and maintain control of such securities accounts from time to time;

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(3)	in the case of such portion of the Collateral constituting deposit accounts, delivery to the Collateral Agent of deposit account control agreements and such other agreements or instruments, in each case reasonably satisfactory in form and substance to the Collateral Agent and duly executed by the applicable depositary bank, as may be necessary or, in the opinion of the Collateral Agent, desirable to establish and maintain control of such deposit accounts from time to time;

(4)	in the case of such portion of the Collateral constituting registered patents, trademarks and copyrights, the filing by the Collateral Agent of (A) initial financing statements with the appropriate filing offices, (B) any filings required with the United States Patent and Trademark Office, (C) any filings required with the United States Copyright Office and (D) the other Collateral Documents with the appropriate filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto;

(5)	in the case of such portion of the Collateral constituting motor vehicles and other assets where compliance can only be perfected through compliance with applicable certificate of title statutes, compliance with such statutes; and

(6)	in the case of any other Collateral a Lien in which may be perfected by filing of an initial financing statement or other applicable document in the appropriate filing office, registry or other public office, the filing of financing statements or other applicable document in such filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto, and in the case of any other Collateral a Lien in which is perfected by possession or control, when the Collateral Agent obtains possession or control thereof, the Collateral Agent will obtain a valid and perfected first-priority security interest in the Collateral, subject to any Permitted Liens or other encumbrances permitted under the Indenture or the Collateral Documents, to the extent that a security interest in such Collateral may be perfected by such delivery, compliance and filings.

(ii)	As of the Closing Date, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present Lien on any assets or property of the Issuer, the Guarantors or any Subsidiary or any rights thereunder, except for Permitted Liens.

(iii)	All information certified by an officer of the Company in the Perfection Certificate dated as of the Closing Date and delivered by such officer on behalf of the Company is true and correct in all material respects as of the date thereof.

(iv)	The representations and warranties of the Issuer and the Guarantors in the Collateral Documents are true and correct in all material respects, other than those representations and warranties that are already qualified by materiality, which are true and correct (after giving effect to such qualification therein).

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(o)	Compliance with Existing Instruments. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its Subsidiaries ), or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Time of Sale Document and Final Offering Memorandum and the issuance and sale of the Securities (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any Subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien (other than Permitted Liens), charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such breaches, Defaults or results, or failure to obtain such consent, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary (the “Applicable Laws”), except for such violations as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(p)	No Consents. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Time of Sale Document and Final Offering Memorandum, except such (i) as have been obtained or made by the Company and are in full force and effect (ii) as may be required under the Securities Act, applicable state and non-U.S. securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”) and (iii) those contemplated by the Collateral Documents.

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(q)	No Material Applicable Laws or Proceedings. Except as disclosed in the Time of Sale Document and Final Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or directly affecting the Company or any of its Subsidiaries, (ii) which have as the subject thereof any officer or director (in their capacity as such) of, or property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) to the Company’s knowledge, there is a substantial likelihood that such action, suit or proceeding will be determined adversely to the Company, such Subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the Transactions or (C) any such action, suit or proceeding is or would be material in the context of the sale of the Securities.

(r)	All Necessary Permits. The Company and each Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(s)	Title to Properties. The Company and each of its Subsidiaries has good and marketable title to all of the real and personal property and other assets owned by it, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as set forth in the Time of Sale Document and Final Offering Memorandum or as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary. To the Company’s knowledge, the real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(t)	Tax Law Compliance. The Company and its consolidated Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable Financial Statements in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated Subsidiaries has not been finally determined.

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(u)	Intellectual Property Rights. The Company and its Subsidiaries own or possess, or can acquire or license on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except as such failure to own, possess, license, or acquire such rights would not reasonably be expected to result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Except as would not reasonably be expected to result in a Material Adverse Change, neither the Company nor any of its Subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (A) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company and its Subsidiaries, threatened action, suit, proceeding or claim by others challenging the rights of the Company and its Subsidiaries in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would individually, or in the aggregate, together with any other claims in this subsection (v), reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its Subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would individually, or in the aggregate, together with any other claims in this subsection (v), reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its Subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property Rights or other proprietary rights of others, the Company and its Subsidiaries have not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would individually, or in the aggregate, together with any other claims in this subsection (v) reasonably be expected to result in a Material Adverse Change; (E) the Company is not aware of any prior art that could reasonably be expected to render any patent held by or licensed to the Company or any Subsidiary invalid or any U.S. patent application held by or licensed to the Company or any Subsidiary unpatentable which prior art was required to be disclosed to the U.S. Patent and Trademark Office during the prosecution of the applicable patent application and which was not so disclosed to the U.S. Patent and Trademark Office, the failure of which to so disclose would individually, or in the aggregate, reasonably be expected to result in a Material Adverse Change; (F) to the Company’s knowledge, all prior art references relevant to the patentability of any pending claim of any patent applications comprising or that have resulted in Intellectual Property Rights known to the Company, applicable inventor(s) or licensors, or any of their counsel during the prosecution of such patent applications that were required to be disclosed to the relevant patent authority were so disclosed by the required time, except where the failure to so disclose would not individually, or in the aggregate, reasonably be expected to result in a Material Adverse Change, and, to the best of the Company’s knowledge, neither the Company nor any such inventor, licensor or counsel made any misrepresentation to, or omitted any material fact from, the relevant patent authority during such prosecution, which would individually, or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (G) to the Company’s knowledge, no employee of the Company or a Subsidiary of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or a Subsidiary of the Company, or actions undertaken by the employee while employed with the Company or a Subsidiary of the Company and would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company and its Subsidiaries for which they have not sought, and do not intend to seek to patent or otherwise protect pursuant to applicable intellectual property laws has been kept confidential or has been disclosed only under obligations of confidentiality. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Time of Sale Document or the Final Offering Memorandum and are not described therein. None of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or, to the Company’s knowledge, any of its or its Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except in each case for such violations that would not reasonably be expected to result in a Material Adverse Change.

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(v)	ERISA Matters. The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan.” Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

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(w)	Labor Matters. (i) Neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement with any labor organization; and (ii) no labor dispute with the employees of the Company or the Guarantors exists or, to the knowledge of the Company or the Guarantors, is imminent that would have a Material Adverse Effect.

(x)	Compliance with Environmental Laws. Except as described in the Time of Sale Document and the Final Offering Memorandum and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(y)	Insurance. Each of the Company and its Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. During the past three years, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

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(z)	Accounting System. The Company and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and is no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2011, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)	Use of Proceeds; Solvency; Going Concern. All indebtedness represented by the Securities is being incurred for the purposes described under the caption “Use of Proceeds” in the Time of Sale Document and the Final Offering Memorandum. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum, the Issuer and each Guarantor will be Solvent (as hereinafter defined). As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Issuer and each Guarantor is not less than the total amount required to pay the liabilities of such Issuer or Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Issuer and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Time of Sale Document and Final Offering Memorandum, the Issuer and each Guarantor is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) neither the Issuer nor any of the Guarantors is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Issuer or Guarantor are engaged.

(bb)	No Price Stabilization or Manipulation. Neither the Issuer nor any of its respective Affiliates (as defined in Rule 501(b) under the Securities Act) has and, to the Issuer’s knowledge, after due inquiry, no one acting on such Issuer’s or Affiliate’s behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuer, whether to facilitate the sale or resale of any of the Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer.

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(cc)	No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the offer or sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or are not “U.S. persons” (as defined under Regulation S of the Securities Act) and (ii) the accuracy of the Initial Purchasers’ representations contained herein regarding the absence of general solicitation in connection with the sale of the Securities to the Initial Purchasers and in the Exempt Resales.

(dd)	No Integration. The Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Issuer are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Issuer of the same class as the Securities have been offered, issued or sold by the Issuer or any of its respective Affiliates within the six-month period immediately prior to the date hereof; and the Issuer has no intention of making, and will not make, an offer or sale of such securities of the Issuer of the same class as the Securities, for a period of six months after the date of this Agreement, except for the offering of the Securities as contemplated by this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(ee)	No Directed Selling Efforts. Neither the Issuer, nor any of its respective Affiliates or any other person acting on behalf of the Issuer has, with respect to Securities sold outside the United States, offered the Securities to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; the Issuer, any Affiliate of the Issuer and any person acting on behalf of the Issuer has complied with and will implement the “offering restrictions” within the meaning of such Rule 902; and neither the Issuer nor any of its respective Affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Securities, except for this Agreement; provided that no representation is made in this paragraph with respect to the actions of the Initial Purchasers.

(ff)	No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Issuer or any Affiliate registered for sale under a registration statement, except for rights as have been duly waived.

(gg)	Margin Requirements. None of the Transactions or the application of the proceeds of the Securities will violate or result in a violation of Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

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(hh)	Investment Company Act. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Time of Sale Document and the Final Offering Memorandum, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(ii)	No Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any Transactions (other than commissions or fees to the Initial Purchasers and the Collateral Agent).

(jj)	No Restrictions on Payments of Dividends. No Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(kk)	Foreign Corrupt Practices Act. None of the Company, any Subsidiary or, to the Company’s knowledge, any director, officer, employee or any agent, or other person acting on behalf of the Company or any Subsidiary, is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries and, to the Company’s knowledge, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll)	Money Laundering. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(mm)	OFAC. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)	Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(oo)	Indebtedness to be Refinanced. Set forth on Schedule IV hereto is a list of all Indebtedness that is to be paid in full using the proceeds of the Offering. Set forth on Schedule IV opposite the description of each such Indebtedness is the aggregate principal amount of Indebtedness outstanding thereunder.

(pp)	Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its Subsidiaries were and, if still pending, are being conducted in compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder, except where the failure to be in compliance has not resulted and would not reasonably be expected to result in a Material Adverse Change; the descriptions of the results of such studies, tests and trials contained in the Time of Sale Document and the Final Offering Memorandum are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Time of Sale Document and the Final Offering Memorandum when viewed in the context in which such results are described and the clinical state of development; and the Company and its Subsidiaries have not received any notices or correspondence from any applicable governmental authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its Subsidiaries.

(qq)	Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Change. The Company has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other governmental authority alleging or asserting noncompliance with any laws applicable to the Company.

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(rr)	Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.          Covenants of the Issuer and the Guarantors. Each of the Issuer and the Guarantors jointly and severally agrees:

(a)	Securities Law Compliance. To (i) notify the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) if at any time prior to the completion of the Exempt Resales, the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Issuer Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Issuer Additional Written Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading and furnish, at its own expense, to the Initial Purchasers, an amendment or supplement (in form and substance reasonably satisfactory to the Initial Purchasers), which will correct such statement or omission, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

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(b)	Offering Documents. To (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial Purchasers, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Issuer and the Guarantors hereby consent to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)	Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Securities purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall have provided its written consent thereto, except that such consent shall not be required if, in the written opinion of counsel to the Issuer, which is provided to the Initial Purchasers, such amendment or supplement is required by the Exchange Act. Before using any Issuer Additional Written Communications, the Issuer will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not use any such written communication to which the Initial Purchasers reasonably objects and the Initial Purchasers will not use any Issuer Additional Written Communications without the consent of the Issuer, which consent shall not be unreasonably withheld or delayed; provided that, the Issuer and the Guarantors consent to the use by the Initial Purchasers of any Issuer Additional Written Communication that contains (A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement.

(d)	Preparation of Amendments and Supplements to Offering Documents. So long as the Initial Purchasers shall hold any of the Securities, if in the reasonable judgment of the Issuer or the Initial Purchasers it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will comply with any Applicable Law and contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare, at the expense of the Issuer, an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will comply with such Applicable Law and contain the information specified in, and meet the requirements of, such Rule.

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(e)	“Blue Sky” Law Compliance. To cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Securities under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided that, the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(f)	Payment of Expenses. Subject to the limitations specified in the Engagement Letter, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Securities, (D) the qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions (including, without limitation, the fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification) and (E) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Issuer or the Guarantors, (iii) all fees and expenses (including fees and expenses of counsel) of the Issuer or the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, (iv) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, (v) all costs and expenses in connection with the creation and perfection of the security interest to be created and perfected pursuant to the Collateral Documents (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (vi) all other fees, disbursements and out-of-pocket expenses incurred by Initial Purchasers in connection with its services to be rendered hereunder including, without limitation, the reasonable fees and disbursements of White & Case LLP, counsel to the Initial Purchasers, travel and lodging expenses, roadshow or investor presentation expenses, and the costs of printing or producing any investor presentation materials.

(g)	Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h)	Integration. Not to, and to ensure that no Affiliate of the Issuer will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Securities.

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(i)	Stabilization or Manipulation. In connection with the Offering, until the Initial Purchasers shall have notified the Company of the completion of the Exempt Resales, not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities, whether to facilitate the sale or resale of the Securities or otherwise.

(j)	DTC. To comply with the representation letter of the Issuer to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(k)	Rule 144(A) Information. For so long as any of the Securities remain outstanding, during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by subsection(d)(4) of Rule 144A (or any successor provision thereto) under the Securities Act in order to permit compliance with Rule 144A in connection with resales by holders of the Offered Securities.

(l)	Furnish Trustee and Noteholder Reports. For so long as any of the Securities remain outstanding, to furnish to the Initial Purchasers upon request copies of all reports and other communications (financial or otherwise) furnished by the Issuer to the Trustee or to the holders of the Securities and, upon request, copies of any reports or financial statements furnished to or filed by the Issuer with the SEC or any national securities exchange on which any class of securities of the Issuer may be listed.

(m)	Additional Offering Materials. Not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum and Additional Issuer Written Communication prepared in compliance with this Agreement, (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(n)	Sale of Restricted Securities. During the one year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of the Issuer or any other Affiliates controlled by the Issuer to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other Affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(o)	Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

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(p)	Investment Company. The Company and its Subsidiaries will conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

(q)	Lock –up. During the period beginning from the date hereof and continuing until the date that is 90 days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Issuer that are substantially similar to the Securities without the prior written consent of the Initial Purchasers.

5.          Representations and Warranties of the Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants that:

(a)	Initial Purchaser’s Status, Resale Terms. It is a QIB and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)	Sale of Restricted Exchange Securities. Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. It will solicit offers to buy the Securities only from, and will offer and sell the Securities only to, persons reasonably believed by such Initial Purchaser (A) to be QIBs or (B) to not be “U.S. persons” (as defined under Regulation S under the Securities Act) and in compliance with laws applicable to such persons in jurisdictions outside of the United States; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the Final Offering Memorandum.

(c)	General Solicitation. No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or, with respect to Securities to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

6.          Conditions. The obligations of the Initial Purchasers to purchase the Securities under this Agreement are subject to the performance by the Issuer and the Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

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(a)	Representations, Warranties and Agreements. All the representations and warranties of the Issuer and the Guarantors contained in this Agreement shall be true and correct in all material respects, other than those representations and warranties that are already qualified by materiality, which shall be true and correct (after giving effect to such qualification therein), with the same force and effect as though expressly made at and as of the Closing Date. On or prior to the Closing Date, the Issuer, the Guarantors and each other party to the Documents (other than the Initial Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents in all material respects (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b)	Closing Deliverables. The Initial Purchasers shall have received on the Closing Date:

(i)	Officers’ Certificate. A certificate dated the Closing Date, signed by (1) the Chief Executive Officer, President or any Vice President and (2) the principal financial or accounting officer of the Issuer and the Guarantors, on behalf of the Issuer and the Guarantors, to the effect that to the best of their knowledge after reasonable investigation: (a) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects, other than those representations and warranties that are already qualified by materiality, which are true and correct (after giving effect to such qualification therein), with the same force and effect as though expressly made at and as of the Closing Date, (b) the Issuer and the Guarantors have performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would result in a Material Adverse Change, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated hereby, neither the Issuer, the Guarantors nor any other Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Issuer, the Guarantors or any other Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and (e) the sale of the Securities has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificate. A certificate, dated the Closing Date, executed by the Secretary of the Issuer and the Guarantors, which shall include the following documents with respect to the Issuer and the Guarantors: (i) certificates of incorporation or organization, (ii) by-laws or comparable organizational documents, (iii) resolutions of the Board of Directors of each entity or comparable documents and (iv) an incumbency schedule.

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(iii)	Good Standing Certificates. (A) A certificate evidencing (i) the good standing of each of the Issuer and the Guarantors in their respective jurisdictions of organization and (ii) qualification by such entity as a foreign corporation in good standing, each as issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which each of the Company and its Subsidiaries operates as of a date within five days prior to the Closing Date and (B) customary “bring down” certificates or confirmations, dated the Closing Date, reaffirming such good standing or qualification, as the case may be.

(iv)	Solvency Certificate. A certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company in the form of Exhibit A attached hereto.

(v)	Company Counsel Opinion. The corporate opinion and the collateral opinion of O’Melveny & Myers LLP, counsel to the Issuer and the Guarantors, each dated the Closing Date and in the forms of Exhibits B-1 and B-2 attached hereto.

(vi)	Initial Purchasers’ Counsel Opinion. The opinion and negative assurance letter, each dated the Closing Date, of White & Case LLP, counsel to the Initial Purchasers, in form satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.

(vii)	General Counsel Opinion. The opinion of Gil M. Labrucherie, Senior Vice President and General Counsel of the Issuer, dated the Closing Date and in the form of Exhibit C attached hereto.

(viii)	Comfort Letters. The Initial Purchasers shall have received from Ernst & Young LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, with respect to the financial statements and certain financial information contained in or incorporated reference in the Time of Sale Document and the Final Offering Memorandum, and (B) customary “bring-down” comfort letters, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, which includes, among other things, a reaffirmation of the statements made in the initial comfort letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum.

(c)	Executed Documents. The Initial Purchasers shall have received fully executed originals of each Document (each of which shall be in full force and effect on terms reasonably satisfactory to the Initial Purchasers, which may be executed in counterparts), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

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(d)	Collateral. (A) The Collateral Agent shall have received on the Closing Date the following, in the form and substance reasonably satisfactory to the Initial Purchasers:

(i)	appropriately completed copies of Uniform Commercial Code financing statements naming the Issuer and Guarantors as debtors and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Collateral Documents;

(ii)	appropriately completed copies of Uniform Commercial Code Form UCC 3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any person in any collateral described in any Collateral Document previously granted by any person; and

(iii)	certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC 11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Issuer or any Guarantor as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Document, other than such financing statements that evidence Permitted Liens);

(B)         The Collateral Agent and its counsel shall be satisfied that (a) the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent, the Trustee and the Holders (collectively, the “Secured Parties”) in the collateral described above is of the priority described in the Time of Sale Document and the Final Offering Memorandum and (b) no Lien exists on any of the collateral described above, other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties pursuant to a Collateral Document in each case subject to the Permitted Liens;

(C)         All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (d)(A)(i) and (d)(A)(ii) above (collectively, the “UCC Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the “Filing Agent”).

(e)	Subordinated Notes. The Subordinated Notes shall have been transferred to the Company or its designee substantially concurrently with the Closing.

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(f)	No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change that could, in the sole good faith judgment of the Initial Purchasers be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Securities.

(g)	No Hostilities. Any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchasers’ sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Securities.

(h)	No Suspension in Trading; Banking Moratorium. There shall not have been any (i) suspension or limitation of trading generally in securities on the New York Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities occurs on any such exchange or market or (ii) the declaration of a banking moratorium by any governmental authority has occurred or the taking of any action by any governmental authority after the date hereof in respect of its monetary or fiscal affairs that, in the case of clause (i) or (ii) of this paragraph, in the Initial Purchasers’ sole judgment could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(i)	Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Documents and the Transactions and all other legal matters relating of the offering, issuance and sale of the Securities and the Transactions shall be reasonably satisfactory in all material respects to counsel to the Initial Purchasers; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

7.          Indemnification and Contribution.

(a)	Indemnification by the Issuer and the Guarantors. Each of the Issuer and the Guarantors jointly and severally agrees to indemnify and hold harmless the Initial Purchasers, their affiliates, directors, officers and employees, and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any losses, claims, damages or liabilities of any kind to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

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(i)          any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document, any Issuer Additional Written Communication or the Final Offering Memorandum, in each case as amended or supplemented; or

(ii)         the omission or alleged omission to state, in the Time of Sale Document, any Issuer Additional Written Communication or the Final Offering Memorandum, in each case as amended or supplemented, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse each Indemnified Party for any legal or other expenses as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, that neither the Issuer nor the Guarantors will be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense arose out of or was based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document, any Issuer Additional Written Communication or the Final Offering Memorandum, in each case, as amended or supplemented, in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers to the Issuer consists of the information set forth in Section 13. The indemnity agreement set forth in this Section shall be in addition to any liability that the Issuer and the Guarantors may otherwise have to the indemnified parties.

(b)          Indemnification by the Initial Purchasers. Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuer, the Guarantors and each of their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”) against any losses, claims, damages, liabilities or expenses to which the Issuer, such Purchaser Indemnified Party may become subject under the Securities Act, the Exchange Act other federal or state statutory law or regulation or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document or the Final Offering Memorandum, in each case, as amended or supplemented or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser specifically for use therein as set forth in Section 13; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as reasonably incurred, any legal or other expenses incurred by such Purchaser Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

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(c)          Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

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(d)          Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

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(e)          Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Initial Purchasers pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection.

(f)          Equitable Consideration. The Issuer, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchasers under this Agreement, less the aggregate amount of any damages that such Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. The Initial Purchasers’ obligations in this subsection (f) to contribute are several in proportion to their respective purchase obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of Section 8(e), each director, officer and employee of the Initial Purchasers, and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Initial Purchasers, and each director, officer and employee of the Issuer and the Guarantors, and each person, if any, who controls the Issuer or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer and the Guarantors.

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8.          Termination. The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the events described in Sections 7(f) (No Material Adverse Change), 7(g) (No Hostilities) or 7(h) (No Suspension in Trading; Banking Moratorium) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted by this Agreement. Any termination pursuant to this Section shall be without liability on the part of (a) the Issuer or the Guarantors to the Initial Purchasers, except that the Issuer and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Section 5(f) hereof or (b) the Initial Purchasers to the Issuer or the Guarantors, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 11 hereof shall at all times be effective and shall survive such termination.

9.          Defaulting Initial Purchaser.

(a)          If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of Parent or the Company, except that Parent and the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

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(d)          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, any Guarantor or any non-defaulting Initial Purchaser for damages caused by its default.

10.         Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Issuer and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11.         No Fiduciary Relationship. The Issuer and the Guarantors hereby acknowledge that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Securities. The Issuer and the Guarantors further acknowledge that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as fiduciaries to the Issuer, the Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Issuer or any of the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Issuer and the Guarantors hereby confirm their understanding and agreement to that effect. The Issuer, the Guarantors and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchasers to the Issuer and the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Issuer and the Guarantors. The Issuer and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Issuer or any of the Guarantors may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Issuer or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

12.         Information Supplied by Initial Purchasers. The Issuer and the Guarantors hereby acknowledge that, for purposes of Section 4(c) and Section 8, the only information that the Initial Purchasers have furnished to the Issuer specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in (a) the first sentence of the fifth paragraph and (b) the first sentence of the seventh paragraph, under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

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13.         Miscellaneous.

(a)          Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuer, to:

Nektar Therapeutics

455 Mission Bay Boulevard South

San Francisco, California 94158

Attention: Gil Labrucherie, Esq.

with a copy to:

O’Melveny & Myers LLP

7 Times Square, #34

New York, New York 10036

Attention: Sam Zucker, Esq. and Sung Pak, Esq.

and (ii) if to the Initial Purchasers, to:

Cowen and Company, LLC
CRT Capital Group, LLC
c/o Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Attention: Investment Banking Legal

with a copy to:

CRT Capital Group LLC

262 Harbor Drive

Stamford, CT  06902

Attention: Legal Department

(or in any case to such other address as the person to be notified may have requested in writing).

(b)          Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuer, the Guarantors, the Initial Purchasers and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.

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(c)          Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Issuer and the Guarantors hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial Purchasers and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)          Entire Agreement; Counterparts. This Agreement, together with the Engagement Letter, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)          Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)          Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

[SIGNATURE PAGE FOLLOWS]

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Please confirm that the foregoing correctly sets forth the agreement between the Issuer, the Guarantors and the Initial Purchasers.

Very truly yours,

NEKTAR THERAPEUTICS

By:	/s/ John Nicholson
Name: John Nicholson
Title: SVP & Chief Financial Officer

Accepted and Agreed to:

COWEN AND COMPANY, LLC

By:	/s/ Kevin X. Reynolds
Name: Kevin X. Reynolds
Title: Managing Director

CRT CAPITAL GROUP, LLC

By:	/s/ Justin Vorwerk
Name: Justin Vorwerk
Title: Managing Director

SCHEDULE I

INITIAL PURCHASERS

Initial Purchasers	Principal Amount

Cowen and Company, LLC	$75,000,000

CRT Capital Group LLC	$50,000,000

Total	$125,000,000

SCHEDULE II

PRICING SUPPLEMENT

SCHEDULE III

LIST OF SUBSIDIARIES

Entity Name	Jurisdiction of Formation
Nektar Therapeutics UK, Ltd.*	United Kingdom
Nektar Therapeutics (India) Pvt. Ltd.*	India

“*” indicates a “Foreign Restricted Subsidiary” as defined in the Indenture.

SCHEDULE IV

Indebtedness	Amount Outstanding

3.25% Convertible Subordinated Notes due 2012	$214,955,000

EXHIBIT A

FORM OF SOLVENCY CERTIFICATE

The undersigned, John Nicholson, Chief Financial Officer of Nektar Therapeutics, a Delaware corporation (the “Company”), solely in his capacity as Chief Financial Officer of the Company and not in any individual capacity, does herby certify pursuant to Section 7(b)(iv) of the purchase agreement (the “Purchase Agreement”) dated as of July 3, 2012, by and among the Company, the Guarantors and the Initial Purchasers, as follows:

Both immediately before and immediately after the consummation of the transactions to occur on the Closing Date and after giving effect to the use of proceeds described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum:

1.	The present fair market value (or present fair saleable value) of the assets of the Issuer and each Guarantor is not less than the total amount required to pay the liabilities of such Issuer or Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured;

2.	The Issuer and each Guarantor will be able to pay its debts and other liabilities, contingent obligations and commitments as they mature;

3.	Neither the Issuer nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature;

4.	Neither the Issuer nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Issuer or Guarantor are engaged;

5.	Neither the Issuer nor any of the Guarantors has incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Documents with actual intent to hinder, delay or defraud either present or future creditors of such Issuer or Guarantor or any of its affiliates, as case may be;

6.	Neither the Issuer nor any of the Guarantors has incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Documents with actual intent to hinder, delay or defraud either present or future creditors of such Issuer or Guarantor or any of its affiliates, as case may be;

7.	In reaching the conclusions set forth in this Certificate, the undersigned has considered such facts, circumstances and matters as the undersigned has deemed appropriate and has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Issuer and the Guarantors after consummation of the transactions.

Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

The undersigned understands that the Initial Purchasers are relying on the truth and accuracy of contents of this Certificate in connection with its entering into the Purchase Agreement.

NEKTAR THERAPEUTICS

By:
Name: John Nicholson
Title: Chief Financial Officer

EXHIBIT B-1

FORM OF COMPANY COUNSEL CORPORATE OPINION

[See attached]

EXHIBIT B-2

FORM OF COMPANY COUNSEL COLLATERAL OPINION

[See attached]

EXHIBIT B-3

FORM OF COMPANY COUNSEL NEGATIVE ASSURANCE LETTER

[See attached]

EXHIBIT C

FORM OF GENERAL COUNSEL OPINION

[See attached]